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                                                                    EXHIBIT 99.1


News Release - November 19, 2004

IASG COMPLETES PURCHASE OF NATIONAL ALARM COMPUTER CENTER ASSETS AND ANNOUNCES CONFERENCE CALL

ALBANY, N.Y.--(BUSINESS WIRE)--Nov. 19, 2004--Integrated Alarm Services Group, Inc. (NASDAQ: IASG) a total solution provider to independent security alarm dealers located throughout the United States today announced the completion of the purchase of substantially all of the assets of National Alarm Computer Center, Inc. (NACC), a unit of Tyco International Ltd's Fire and Security Segment (NYSE:TYC). The purchase price for the NACC assets was $50.3 million cash.

The NACC assets to be acquired include a state-of-the-art electronic security alarm monitoring center located in Irvine, California. NACC currently generates approximately $800,000 in third party alarm monitoring recurring monthly revenues (RMR) and owns a portfolio of alarm contracts, which generates approximately $430,000 in RMR. The majority of the third-party accounts that NACC monitors and the owned contracts are located in California. IASG is also acquiring a portfolio of secured loans to alarm dealers totaling approximately $29 million as part of the NACC transaction.

In announcing the acquisition, Timothy M. McGinn, Chairman and CEO of IASG said, "This is not just a compelling acquisition financially, it is also strategically important for IASG. It furthers our number one position in third party wholesale monitoring, it increases our owned account penetration in the western United States, and finally, it brings to us a first rate central station facility. The added scale from the NACC acquisition will afford IASG meaningful synergies and expense savings opportunities in managing our monitoring activities Company-wide. We expect to realize on-going savings of approximately $2.5 million (on an annualized basis) from such synergies over the course of the next three quarters.

As a result of this transaction, the number of subscribers monitored by IASG increases to approximately 760,000 and generates approximately $2.9 million of third-party RMR. IASG's owned portfolio increases to approximately 160,000 of contract equivalents generating approximately $4.8 million of RMR. Additionally, the Company's dealer loan portfolio expands from $4.5 million at September 30, 2004 to approximately $33.5 million. A management conference call and simultaneous webcast to discuss the Company's recently announced third quarter results, $155 million of long-term debt financing and the NACC transaction will be held at 12:00 p.m. EST on Tuesday, November 23, 2004. A digital audio replay will be available in the investor relations section of the Company's website at www.iasg.us.

ABOUT IASG
Integrated Alarm Services Group provides total integrated solutions to independent security alarm dealers located throughout the United States to assist them in serving the residential and commercial security alarm market. IASG's services include alarm contract financing including the purchase of dealer alarm contracts for its own portfolio and providing loans to dealers collateralized by alarm contracts. IASG, with 5,000 independent dealer relationships, is also the largest wholesale provider of alarm contract monitoring and servicing. For more information about IASG please visit our web site at http://www.iasg.us.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in five business segments: Fire & security, Electronics, Healthcare, Engineered Products and Services, and Plastics and Adhesives. With 2003 revenue of $37 billion, Tyco employs 260,000 people worldwide. More information on Tyco can be found at www.tyco.com.
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This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of IASG's future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward looking words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "should", "will", and "would" or similar words. You should not rely on forward-looking statements because IASG's actual results may differ materially from those indicated by these forward looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations effecting our business, and other risks and uncertainties discussed under the heading "Risks Related to our Business" in IASG's Form 10-K report for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on March 30, 2004, and other reports IASG files from time to time with the Securities and Exchange Commission. IASG does not intend to and undertakes no duty to update the information contained in this press release.

CONTACT:
Integrated Alarm Services Group, Inc.
Investor Relations:
Joseph L. Reinhart, 518-426-1515